VOCERA COMMUNICATIONS, INC.
2016 EQUITY INDUCEMENT PLAN

1.PURPOSE. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose contributions are important to the success of the Company, and any Parents and Subsidiaries that exist now or in the future, by offering them an opportunity to participate in the Company’s future performance through the grant of Awards. Capitalized terms not defined elsewhere in the text are defined in Section 17.
2.    SHARES SUBJECT TO THE PLAN.
2.1    Number of Shares Available. Subject to Sections 2.4 and any other applicable provisions hereof, the total number of Shares reserved and available for grant and issuance pursuant to this Plan is 292,725.
2.2    Lapsed, Returned Awards. Shares subject to Awards, and Shares issued under the Plan under any Award, will again be available for grant and issuance in connection with subsequent Awards under this Plan to the extent such Shares: (a) are subject to Awards granted under this Plan that are forfeited; or (b) are subject to Awards granted under this Plan that otherwise terminate without such Shares being issued. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Shares used to satisfy the tax withholding obligations related to an Award will become available for future grant or sale under the Plan.
2.3    Minimum Share Reserve. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Awards granted under this Plan.
2.4    Adjustment of Shares. If the number of outstanding Shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company, without consideration, then (a) the number of Shares reserved for issuance and future grant under the Plan set forth in Section 2.1, (b) the Exercise Prices of and number of Shares subject to outstanding Options and SARs, and (c) the number of Shares subject to other outstanding Awards, shall be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and in compliance with applicable securities laws; provided that fractions of a Share will not be issued.
3.    ELIGIBILITY. Awards may be granted only to persons who (a) are being hired by the Company or any Subsidiary as an Employee and such Award is a material inducement to such person being hired; (b) are being rehired following a bona fide period of interruption of employment with the Company or any Subsidiary; or (c) become an Employee of the Company or any Subsidiary in connection with a merger or acquisition.
4.    ADMINISTRATION.
4.1    Committee Composition; Authority. This Plan will be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan. The Committee will have the authority to:
(a)    construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

(b)    prescribe, amend and rescind rules and regulations relating to this Plan or any Award;
(c)    select persons to receive Awards (subject to the eligibility requirements set forth in Section 3 hereof);
(d)    determine the form and terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may vest and be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Committee will determine;
(e)    determine the number of Shares or other consideration subject to Awards;
(f)    determine the Fair Market Value in good faith, if necessary;
(g)    determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, any other incentive or compensation plan of the Company or any Parent or Subsidiary of the Company;
(h)    grant waivers of Plan or Award conditions;
(i)    determine the vesting and payment of Awards;
(j)    correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;
(k)    determine whether an Award has been earned;
(l)    reduce or waive any criteria with respect to Performance Factors;
(m)    adjust Performance Factors to take into account changes in law and accounting or tax rules as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships; and
(n)    make all other determinations necessary or advisable for the administration of this Plan.
4.2    Committee Interpretation and Discretion. Any determination made by the Committee with respect to any Award shall be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination shall be final and binding on the Company and all persons having an interest in any Award under the Plan. Any dispute regarding the interpretation of the Plan or any Award Agreement shall be submitted by the Participant or Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and the Participant. The Committee may delegate to one or more executive officers the authority to review and resolve disputes with respect to Awards held by Participants, and such resolution shall be final and binding on the Company and the Participant.
4.4    Documentation. The Award Agreement for a given Award, the Plan and any other documents may be delivered to, and accepted by, a Participant or any other person in any manner (including electronic distribution or posting) that meets applicable legal requirements.

5.    RESTRICTED STOCK UNITS.
5.1    Awards of Restricted Stock Units. A Restricted Stock Unit (“RSU”) is an award to a Participant covering a number of Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock). All RSUs shall be made pursuant to an Award Agreement.
5.2    Terms of RSUs. The Committee will determine the terms of an RSU including, without limitation: (a) the number of Shares subject to the RSU; (b) the time or times during which the RSU may be settled; (c) the consideration to be distributed on settlement; and (d) the effect of the Participant’s Termination on each RSU. An RSU may be awarded upon satisfaction of such performance goals based on Performance Factors during any Performance Period as are set out in advance in the Participant’s Award Agreement. If the RSU is being earned upon satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for the RSU; (y) select from among the Performance Factors to be used to measure the performance, if any; and (z) determine the number of Shares deemed subject to the RSU. Performance Periods may overlap and participants may participate simultaneously with respect to RSUs that are subject to different Performance Periods and different performance goals and other criteria.
5.3    Form and Timing of Settlement. Payment of earned RSUs shall be made as soon as practicable after the date(s) determined by the Committee and set forth in the Award Agreement. The Committee, in its sole discretion, may settle earned RSUs in cash, Shares, or a combination of both. The Committee may also permit a Participant to defer payment under a RSU to a date or dates after the RSU is earned provided that the terms of the RSU and any deferral satisfy the requirements of Section 409A of the Code.
5.4    Termination of Participant. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).
6.    WITHHOLDING TAXES.
6.1    Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan, the Company may require the Participant to remit to the Company, or to the Parent or Subsidiary employing the Participant, an amount sufficient to satisfy applicable U.S. federal, state, local and international withholding tax requirements or any other tax liability legally due from the Participant prior to the delivery of Shares pursuant to exercise or settlement of any Award. Whenever payments in satisfaction of Awards granted under this Plan are to be made in cash, such payment will be net of an amount sufficient to satisfy applicable U.S. federal, state, local and international withholding tax requirements or any other tax liability legally due from the Participant.
6.2    Stock Withholding. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time and to limitations of local law, may require or permit a Participant to satisfy such tax withholding obligation or any other tax liability legally due from the Participant, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the applicable withholding rate, or (iii) delivering to the Company already-owned Shares having a Fair Market Value equal to the applicable withholding rate. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.
7.    TRANSFERABILITY.
7.1    Transfer Generally. Unless determined otherwise by the Committee, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. If the Committee makes an Award transferable, including, without limitation, by instrument to an inter vivos or testamentary trust in which the Awards are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift to a Permitted Transferee, such Award will contain such additional terms and conditions as the Administrator deems appropriate.
7.2    Award Transfer Program. Notwithstanding any contrary provision of the Plan, the Committee shall have all discretion and authority to determine and implement the terms and conditions of any Award Transfer Program instituted pursuant to this Section 7.2 and shall have the authority to amend the terms of any Award participating, or otherwise eligible to participate in, the Award Transfer Program, including (but not limited to) the authority to (i) amend (including to extend) the expiration date, post-termination exercise period and/or forfeiture conditions of any such Award, (ii) amend or remove any provisions of the Award relating to the Award holder’s continued service to the Company, (iii) amend the permissible payment methods with respect to the exercise or purchase of any such Award, (iv) amend the adjustments to be implemented in the event of changes in the capitalization and other similar events with respect to such Award, and (v) make such other changes to the terms of such Award as the Committee deems necessary or appropriate in its sole discretion.
8.    PRIVILEGES OF STOCK OWNERSHIP; RESTRICTIONS ON SHARES.
8.1    Voting and Dividends. No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares.
9.    CERTIFICATES. All certificates for Shares or other securities delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable U.S. federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted and any non-U.S. exchange controls or securities law restrictions to which the Shares are subject.
10.    SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Award will not be effective unless such Award is in compliance with all applicable U.S. federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.
11.    NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent or Subsidiary of the Company or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate Participant’s employment or other relationship at any time.

12.    CORPORATE TRANSACTIONS.
12.1    Assumption or Replacement of Awards by Successor. In the event of a Corporate Transaction any or all outstanding Awards may be assumed or replaced by the successor corporation, which assumption or replacement shall be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. In the event such successor or acquiring corporation (if any) refuses to assume, convert, replace or substitute Awards, as provided above, pursuant to a Corporate Transaction, then notwithstanding any other provision in this Plan to the contrary, such Awards shall have their vesting accelerate as to all shares subject to such Award (and any applicable right of repurchase fully lapse) immediately prior to the Corporate Transaction. In addition, in the event such successor or acquiring corporation (if any) refuses to assume, convert, replace or substitute Awards, as provided above, pursuant to a Corporate Transaction, the Committee will notify the Participant in writing or electronically that such Award will be exercisable for a period of time determined by the Committee in its sole discretion, and such Award will terminate upon the expiration of such period. Awards need not be treated similarly in a Corporate Transaction.
13.    TERM OF PLAN/GOVERNING LAW. Unless earlier terminated as provided herein, this Plan will become effective on the Effective Date and will terminate ten (10) years from the date this Plan is adopted by the Board. This Plan and all Awards granted hereunder shall be governed by and construed in accordance with the laws of the State of Delaware (excluding its conflict of law rules).
14.    AMENDMENT OR TERMINATION OF PLAN. The Board may at any time terminate or amend this Plan in any respect, including, without limitation, amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan in any manner that requires such stockholder approval; provided further, that a Participant’s Award shall be governed by the version of this Plan then in effect at the time such Award was granted.
15.    NONEXCLUSIVITY OF THE PLAN. Neither the adoption of this Plan by the Board nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable.
16.    INSIDER TRADING POLICY. Each Participant who receives an Award shall comply with any policy adopted by the Company from time to time covering transactions in the Company’s securities.
17.    DEFINITIONS. As used in this Plan, and except as elsewhere defined herein, the following terms will have the following meanings:
“Award” means an award of a Restricted Stock Unit.
“Award Agreement” means, with respect to each Award, the written or electronic agreement between the Company and the Participant setting forth the terms and conditions of the Award, which shall be in substantially a form (which need not be the same for each Participant) that the Committee has from time to time approved, and will comply with and be subject to the terms and conditions of this Plan.
“Award Transfer Program” means any program instituted by the Committee which would permit Participants the opportunity to transfer any outstanding Awards to a financial institution or other person or entity approved by the Committee.
“Board” means the Board of Directors of the Company.

“Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.
“Committee” means the Compensation Committee of the Board or those persons to whom administration of the Plan, or part of the Plan, has been delegated as permitted by law.
“Common Stock” means the common stock of the Company.
“Company” means Vocera Communications, Inc., or any successor corporation.
“Corporate Transaction” means the occurrence of any of the following events: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then-outstanding voting securities; (ii) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; (iii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation or (iv) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company).
“Effective Date” means the date this Plan is adopted by the Board.
“Employee” means any person employed by the Company or any Parent or Subsidiary of the Company.
“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.
“Exchange Program” means a program pursuant to which outstanding Awards are surrendered, cancelled or exchanged for cash, the same type of Award or a different Award (or combination thereof).
“Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:
(a)    if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal;
(b)    if such Common Stock is publicly traded but is neither listed nor admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal;
(c)    in the case of an Option or SAR grant made on the Effective Date, the price per share at which shares of the Company’s Common Stock are initially offered for sale to the public by the Company’s underwriters in the initial public offering of the Company’s Common Stock pursuant to a registration statement filed with the SEC under the Securities Act; or
(d)    if none of the foregoing is applicable, by the Board or the Committee in good faith.

“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
“Participant” means a person who holds an Award under this Plan.
“Performance Factors” means any of the factors selected by the Committee and specified in an Award Agreement, from among the following objective measures, either individually, alternatively or in any combination, applied to the Company as a whole or any business unit or Subsidiary, either individually, alternatively, or in any combination, on a GAAP or non-GAAP basis, and measured, to the extent applicable on an absolute basis or relative to a pre-established target, to determine whether the performance goals established by the Committee with respect to applicable Awards have been satisfied:
(a)    Profit Before Tax;
(b)    Billings;
(c)    Revenue;
(d)    Net revenue;
(e)    Earnings (which may include earnings before interest and taxes, earnings before taxes, and net earnings);
(f)    Operating income;
(g)    Operating margin;
(h)    Operating profit;
(i)    Controllable operating profit, or net operating profit;
(j)    Net Profit;
(k)    Gross margin;
(l)    Operating expenses or operating expenses as a percentage of revenue;
(m)    Net income;
(n)    Earnings per share;
(o)    Total stockholder return;
(p)    Market share;
(q)    Return on assets or net assets;
(r)    The Company’s stock price;
(s)    Growth in stockholder value relative to a pre-determined index;
(t)    Return on equity;

(u)    Return on invested capital;
(v)    Cash Flow (including free cash flow or operating cash flows)
(w)    Cash conversion cycle;
(x)    Economic value added;
(y)    Individual confidential business objectives;
(z)    Contract awards or backlog;
(aa)    Overhead or other expense reduction;
(bb)    Credit rating;
(cc)    Strategic plan development and implementation;
(dd)    Succession plan development and implementation;
(ee)    Improvement in workforce diversity;
(ff)    Customer indicators;
(gg)    New product invention or innovation;
(hh)    Attainment of research and development milestones;
(ii)    Improvements in productivity;
(jj)    Bookings; and
(kk)    Attainment of objective operating goals and employee metrics.
The Committee may, in recognition of unusual or non-recurring items such as acquisition-related activities or changes in applicable accounting rules, provide for one or more equitable adjustments (based on objective standards) to the Performance Factors to preserve the Committee’s original intent regarding the Performance Factors at the time of the initial award grant. It is within the sole discretion of the Committee to make or not make any such equitable adjustments.
“Performance Period” means the period of service determined by the Committee during which years of service or performance is to be measured for the Award.
“Permitted Transferee” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships) of the Employee, any person sharing the Employee’s household (other than a tenant or employee), a trust in which these persons (or the Employee) have more than 50% of the beneficial interest, a foundation in which these persons (or the Employee) control the management of assets, and any other entity in which these persons (or the Employee) own more than 50% of the voting interests
“Plan” means this Vocera Communications, Inc. 2016 Equity Inducement Plan.
“Restricted Stock Unit” means an Award granted pursuant to Section 5 of the Plan.

“SEC” means the United States Securities and Exchange Commission.
“Securities Act” means the United States Securities Act of 1933, as amended.
“Shares” means shares of the Company’s Common Stock and the common stock of any successor security.
“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
“Termination” or “Terminated” means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, officer, or director to the Company or a Parent or Subsidiary of the Company. An employee will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Committee; provided, that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees in writing. In the case of any employee on an approved leave of absence, the Committee may make such provisions respecting suspension of vesting of the Award while on leave from the employ of the Company or a Parent or Subsidiary of the Company as it may deem appropriate, except that in no event may an Award be exercised after the expiration of the term set forth in the applicable Award Agreement. An employee shall have terminated employment as of the date he or she ceases to be employed (regardless of whether the termination is in breach of local laws or is later found to be invalid) and employment shall not be extended by any notice period or garden leave mandated by local law. The Committee will have sole discretion to determine whether a Participant has ceased to provide services for purposes of the Plan and the effective date on which the Participant ceased to provide services (the “Termination Date”).